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                                  EXHIBIT (21)
                         SUBSIDIARIES OF THE REGISTRANT

                                                                               JURISDICTION IN
                                SUBSIDIARY                                    WHICH INCORPORATED
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
Heller-ABB1, Inc. .........................................................        Delaware
Heller Air I, Inc. ........................................................        Delaware
Heller Air II, Inc. .......................................................        Delaware
Heller Air III, Inc. ......................................................        Delaware
Heller Air IV, Ltd. .......................................................        Bermuda
Heller Capital Markets Group, Inc. ........................................        Delaware
Heller Equity Capital Corporation..........................................        Delaware
Heller Financial Leasing, Inc. ............................................        Delaware
Heller First Capital Corp. ................................................        Delaware
Heller International Group, Inc. ..........................................        Delaware
  Heller de Mexico, S.A. de C.V. ..........................................         Mexico
  Heller International Holdings, Inc. .....................................        Delaware
     Heller do Brasil-Participacoes S/C, Ltda..............................         Brazil
     Heller Europe Limited.................................................     United Kingdom
     Heller Factoring (Singapore) Limited..................................       Singapore
     Heller Financial Services Limited.....................................       Australia
       Heller Commercial Services Pty., Limited............................       Australia
       Heller Financial Services Superannuation Pty., Limited..............       Australia
       Heller Research Pty., Limited.......................................       Australia
     Heller Holding France S.A. ...........................................         France
     Heller SGPS, Lda......................................................        Portugal
Heller Investments, Inc. ..................................................        Delaware
Heller Latin America Holdings, Inc. .......................................        Delaware
Heller North America Holdings, Inc. .......................................        Delaware
Heller Real Estate Holdings, Inc. .........................................        Delaware
AmerSig Graphics, Inc. ....................................................        Delaware
  AmerSig Southwest, Inc. .................................................        Delaware
  AS Mid-America, Inc. ....................................................        Delaware
  AS Memphis, Inc. ........................................................        Delaware
  AmerSig Southeast, Inc. .................................................        Delaware
  AmerSig Technology, Inc. ................................................        Delaware
  AmerSig Graphics Sales Corp. ............................................        Delaware
CHB Holdings, Inc. ........................................................        Delaware
  Country Harvest Buffet Restaurants, Inc. ................................        Delaware
Globalease, Inc. ..........................................................        Delaware
National Acceptance Company of America.....................................        Delaware

     The names of all other subsidiaries of the Company are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.